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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1999 Employee Stock Purchase Plan and 1998 Stock Plan, and the Registration Statement (Form S-8), pertaining to the Beauty.com, Inc. Stock Plan, of our report dated January 21, 2000, except as to Note 10, as to which the date is February 2, 2000, with respect to the consolidated financial statements and schedule of drugstore.com, inc. included in the Annual Report (Form 10-K) for the year ended January 2, 2000.

                                          /s/ Ernst & Young LLP

Seattle, Washington
February 24, 2000